Exhibit 99.1

TRxADE HEALTH Reports Third Quarter Gross Margin of 58%  and Q3 2022 Financial Results

Continues Nationwide Expansion of Breakthrough Digital Healthcare Services IT Platform

TAMPA, FL, November 7, 2022 — TRxADE HEALTH, INC. (NASDAQ: MEDS)(“TRxADE” or the “Company”), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced its financial results for the 2022 third quarter (Q3) ended September 30, 2022.

Third Quarter 2022 and Subsequent Operational Highlights

TRxADE continued to expand the TRxADE drug procurement marketplace nationwide, adding 291 new registered members in Q3 2022 and 1,149 new registered members during the first nine months of 2022, bringing the total registered members to approximately 14,100+ at September 30, 2022.

TRxADE announced in September 2022 that Bonum Health, its Digital Healthcare business subsidiary, had signed a Telemedicine Services Distribution agreement with Wakefern Food Corp., to deploy telemedicine services throughout ShopRite pharmacy-led locations in New Jersey, New York, Pennsylvania, Connecticut, and Maryland.

Bonum Health will provide affordable telemedicine services and prescription discount savings to ShopRite customers by offering Bonum Health’s signature Mobile Health Services application and prescriber program, staffed by over 650+ Board-Certified Medical Providers. The service, which allows customers to connect virtually with doctors and healthcare providers, to get the care they need, also provides access to prescription discount savings through the innovative Bonum Health telemedicine application, which can be downloaded from both Google Play and Apple App stores.

In October 2022, TRxADE announced that Bonum Health had entered into a strategic services distribution agreement with multiple insurance brokerage firms to offer access to telemedicine services for small to medium employer groups.

Management Commentary

Mr. Ajjarapu, commented, “These first nine months of 2022 have been an exciting and challenging time for TRxADE. We continue to focus the Company’s strategic plans and partnerships working towards creating sustainable value for our stockholders. I am pleased with the growth we have experienced in our TRxADE platform. We continue to achieve key milestones in our internal roadmap with a focus on innovation and development through our various complementary growth opportunities.”

Third Quarter 2022 Financial Summary

Consolidated revenues for the third quarter of 2022 compared to the third quarter of 2021, decreased 6% to $2.4 million, compared to $2.6 million, respectively. The consolidated decrease in revenue, is driven by decreases in revenue attributed to our TRxADE Prime and Community Specialty Pharmacy subsidiaries. The revenues generated by the TRxADE Platform in the three and nine months ended September 30, 2022, increased 6% and 10%, respectively, as compared to the same periods in 2021.

Gross profit increased to $1.4 million in the third quarter of 2022 compared to $1.3 million for the same period in 2021. As a percent of revenue, gross profit increased to 58% in the third quarter of 2022, as compared to 50% in the third quarter of 2021. The increase in gross profit was primarily attributable to increased revenue generated by the TRxADE Platform that does not have cost of goods expense and the improved gross margins generated by TRxADE Prime in the third quarter of 2022.

Operating expenses in the third quarter of 2022 were $1.8 million, compared to $2.6 million in the same quarter last year.

Net loss in the third quarter of 2022 was ($0.5) million, or ($0.06) per basic and diluted share outstanding, compared to a net loss of ($1.3) million, or ($0.16) per basic and diluted share outstanding, in the same quarter last year.

Adjusted EBITDA, a non-GAAP financial measure was ($0.4) million for the third quarter of 2022, compared to $0.7 million in the same quarter last year. See “Use of Non-GAAP Financial Information” below, and the reconciliation of Adjusted EBITDA to GAAP set forth at the end of this release.

Additional metrics related to our key performance are as follows:

For the nine-month period ended September 30, 2022, the TRxADE Platform increased its registered users by 1,149. For the three-month period ended September 30, 2022, new registrations were 291, compared to 195 for the same period in 2021. Total registered users increased 9%  to approximately 14,100+ from 12,962, as of September 30, 2022 and 2021, respectively.

The table below summarizes the key metrics that management evaluated in relation to the activity on the TRxADE Platform for the three-month period ended September 30, 2022 compared to the same period in 2021:

Processed Sales Volume	18%
Total Revenue	6%
Registered Users	9%

For the three-month period ended September 30, 2022, compared to the same period in 2021, Integra Pharma Solutions, LLC (“TRxADE Prime”) processed sales volume decreased 28% and units sold decreased 35%.

Although Trxade Prime experienced a decrease in top line revenue, there was an improvement in gross margin. Gross margin improved from (6%) to 3% for the three-month periods ended September 30, 2021 and 2022, respectively. This improvement in gross margin for Trxade Prime contributed to the improved consolidated gross margin of 58% for the three months ended September 2022.

During the third quarter, the Company executed on several initiatives to drive down overhead expense and to improve gross margin. In addition to the improved gross margin referenced above, the initiatives effectively reduced overhead expense 68% for the three-month period ended September 2022, as compared to the same period in 2021 (less $630,000 of bad debt expense in 2021). Among these projects to reduce overhead expense was the completion of additional automation software as well as administrative and warehouse staffing adjustments. As part of the initiative to improve gross margin, the Company is focused on executing improved vendor pricing and vendor partnerships.

The Company is committed to continued efforts designed to build a strong foundation for Trxade Prime and further growth.

Conference Call and Webcast

Management will host a conference call on Monday, November 7, 2022, at 5:00 p.m. Eastern time to discuss TRxADE’s third quarter 2022 financial results. The call will conclude with Q&A from participants. To participate, please use the following information:

Q3 2022 Conference Call and Webcast

Date: Monday, November 7, 2022

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-844-825-9789

International Dial-in: 1-412-317-5180

Conference ID: 10172776

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1579639&tp_key=b6cea3c0c8

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through December 7, 2022. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 10172776. A webcast will also be available for 30 days on the IR section of the Trxade Health website or by clicking the webcast link above.

About TRxADE HEALTH, Inc.

TRxADE HEALTH, Inc. (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving a total of approximately 14,000+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services and tele vet services. For more information on TRxADE Health, please visit the Company’s IR website at investors.trxadehealth.com.

Use of Non-GAAP Financial Information

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release, we also present EBITDA and Adjusted EBITDA which are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income (loss) attributable to TRxADE HEALTH, Inc. before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, bad debt recovery, bad debt write-off, gain on disposal of asset, litigation expenses, loss (gain) on inventory investment and loss (gain) on impairment of goodwill. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than TRxADE HEALTH, Inc. does, limiting its usefulness as a comparative measure. EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, included at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of TRxADE’s future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of TRxADE, its divisions and concepts to be materially different from those expressed or implied in such statements. These risks include risks relating to agreements with third parties, including Wakefern Food Corp., Coborn’s and Galt Pharmaceuticals; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; the planned benefits, expected users of, and projected revenues of our venture with Exchange Health; amounts we owe and may owe to Exchange Health in connection with the arrangement with Exchange Health; security interests under certain of our credit arrangements; the fact that we are exploring strategic alternatives for our Bonum Health, Inc. subsidiary; our ability to maintain the listing of our common stock on the Nasdaq Capital Market, including our current non-compliance with the continued listing standards of the Nasdaq Capital Market; risks associated with our operations not being profitable; the commercial viability of new business lines, applications, products and technologies, and the costs of such items; the Company’s stock repurchase program; the adoption of the Company’s product offerings; claims relating to alleged violations of intellectual property rights of others; our ability to monetize our technological solutions; technical problems with our websites, apps and products; risks relating to implementing our acquisition strategies; challenges to the pharmaceutical supply chain posted by the COVID-19 pandemic and related matters; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; new competitors which may have more resources than we do; increases in direct to consumer sales of drugs; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and increased inflation and possible recessions caused thereby; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; dilution which may be caused by future offerings; increased inflation and interest rates, including the increased costs of raising funding as a result thereof; supply chain issues caused by among other things, recessions and global conflicts; and others that are included from time to time in filings made by TRxADE with the Securities and Exchange Commission, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission (SEC), and more particularly in the Quarterly Report on Form 10-Q filed today with the SEC for the quarter ended September 30, 2022, and our Annual Report on Form 10-K for the year ended December 31, 2021. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on TRxADE’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. TRxADE cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations:

IR@trxade.com

Investors.trxadegroup.com

TRxADE HEALTH, INC.

Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021

Current Assets
Cash	$321,715	$3,122,578
Accounts receivable, net	850,306	978,973
Inventory	75,950	56,279
Prepaid assets	249,785	216,414
Other receivable	875,250	-
Total Current Assets	2,373,006	4,374,244

Property plant and equipment, net	68,036	98,751
Intangible assets and capitalized software, net	1,099,002	-
Deposits	49,031	60,136
Operating lease right-of-use assets	1,100,186	1,233,033
Total Assets	$4,689,261	$5,766,164

Current Liabilities
Accounts payable	744,412	477,028
Accrued liabilities	312,077	270,437
Other current liabilities	105,926	-
Contingent funding liabilities	542,143	-
Current portion lease liabilities	190,127	178,561
Notes payable— related party	166,667	-
Total Current liabilities	2,061,352	926,026

Long Term Liabilities
Other long-term liabilities — leases	937,998	1,069,965
Notes payable- related party	333,333	-

Total Liabilities	3,332,683	1,995,991

Stockholders’ Equity

Series A preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding, as of September 30, 2022 and December 31, 2021.	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 8,398,708 and 8,166,457 shares issued and outstanding, as of September 30, 2022 and December 31, 2021, respectively	83	82
Additional paid-in capital	20,193,271	20,017,528
Retained deficit	(18,794,350)	(16,247,437)
Total	1,399,004	3,770,173
Non-controlling interest in subsidiary	(42,426)	-
Total stockholders’ equity	1,356,578	3,770,173

Total Liabilities and Stockholders’ Equity	$4,689,261	$5,766,164

TRxADE HEALTH, INC.

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues	$2,400,311	$2,550,046	$8,919,312	$7,501,535
Cost of Sales	998,320	1,269,005	5,010,704	3,995,792
Gross Profit	1,401,991	1,281,041	3,908,608	3,505,743

Operating Expenses:
Loss on inventory investment	-	1,285	-	1,226,426
Wage and salary expense	937,062	1,015,816	3,185,144	2,878,237
Professional fees	95,275	205,457	307,341	757,263
Accounting and legal expense	191,611	98,867	567,690	462,626
Technology expense	298,586	338,637	842,433	678,110
General and administrative	286,488	917,105	1,484,709	2,013,050
Total operating expenses	1,809,022	2,577,167	6,387,317	8,015,712
Operating Loss	(407,031)	(1,296,126)	(2,478,709)	(4,509,969)

Nonoperating income (expense)
Interest income	8,396	-	8,396	-
Gain on disposal of asset	-	-	4,100	-
Interest expense	(130,107)	(5,622)	(140,626)	(21,574)
Total nonoperating expense	(121,711)	(5,622)	(128,130)	(21,574)
Net Loss	$(528,742)	$(1,301,748)	$(2,606,839)	$(4,531,543)

Net loss attributable to TRxADE Health, Inc.	(503,003)	(1,301,748)	(2,546,913)	(4,531,543)
Net loss attributable to non-controlling interests	(25,739)	-	(59,926)	-

Net loss per common share — basic and diluted	$(0.06)	$(0.16)	$(0.31)	$(0.56)

Weighted average common shares outstanding - basic and diluted	8,249,653	8,163,522	8,203,202	8,126,689

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,606,839)	$(4,531,543)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	11,815	5,250
Options expense	67,439	191,305
Common stock issued for services	107,430	239,913
Bad debt expense	(98,841)	616,215
Warrant Expense	-	21,640
Loss on inventory investments	-	1,226,426
Gain on sale of asset	(4,100)	-
Amortization of right of use assets	132,847	97,436
Amortization of intangible assets	29,400	-
Changes in operating assets and liabilities:
Deferred offering costs	-	(78,000)
Accounts receivable, net	227,508	(819,988)
Prepaid assets and deposits	198,088	(284,499)
Inventory	(19,671)	1,162,932
Other receivables	(875,250)	5,140
Lease liability	(120,401)	(96,954)
Accounts payable	267,384	18,391
Accrued liabilities	(178,714)	96,825
Current liabilities	105,926	-
Customer Deposits	-	(10,000)
Net cash used in operating activities	(2,755,979)	(2,139,511)

Cash flows from investing activities:
Sale of fixed assets	23,000	-
Investment in capitalized software	(335,902)	-
Net cash used in investing activities	(312,902)	-

Cash flows from financing activities:
Repayments of promissory notes- related parties	-	(225,000)
Repayment of contingent liability	(282,257)
Distributions to non-controlling interest	(275,000)	-
Proceeds from sale of future revenue	825,000	-
Proceeds from exercise of stock options	-	1,821
Proceeds from exercise of warrants	875	15,001
Net cash provided by (used in) financing activities	268,018	(208,178)

Net decrease in cash	(2,800,863)	(2,347,689)
Cash at beginning of the year	3,122,578	5,919,578
Cash at end of the period	$321,715	$3,571,889

Supplemental disclosure of cash flow information
Cash paid for interest	$3,328	$26,321
Cash Paid for income taxes	$-	$-
Non-Cash Transactions
Insurance premium financed	$220,354	$-
Note issued as SOSRx contribution	$500,000	$-
Intangible asset contribution from non-controlling interest	$792,500	$-

Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and
Adjusted EBITDA*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to TRxADE Health, Inc.	$(503,003)	$(1,301,748)	$(2,546,913)	$(4,531,543)
Add (deduct):
Interest, net	121,711	5,622	132,230	21,574
Depreciation and amortization	21,493	1,750	41,691	5,250
EBITDA *	(359,799)	(1,294,376)	(2,372,992)	(4,504,719)
Add (deduct):
Bad debt recovery	(64,148)	-	(164,148)	-
Bad debt write off	-	630,000	-	630,000
Loss on inventory investment	-	1,225,141	-	1,225,141
Gain on disposal of asset	-	-	(4,100)	-
Litigation expenses	-	-	225,000	-
Stock-based compensation	29,216	161,808	174,869	431,218
Adjusted EBITDA *	$(394,731)	$722,573	$(2,141,371)	$(2,218,360)

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.